SPECIAL POWER OF ATTORNEY

THE STATE OF CALIFORNIA


COUNTY OF SANTA CLARA

KNOW ALL MEN BY THESE PRESENTS:

THAT I,
Kevin Michael Weiss, of Virginia Water, U.K., do hereby appoint each of Kent H. Roberts, Stephen C. Richards, Clarence B. Brown III and Jennefer Koopman, or any of them acting individually, my true and lawful attorney-in-fact to act in my name, place and stead and on my behalf to do all or any of the following acts, deeds and things, to-wit:

	To
prepare, sign and file Forms 3, 4 and 5, or any successor forms, with the Securities and Exchange Commission with respect to holdings in Networks Associates, Inc.

This instrument is to be construed and interpreted as a special power of attorney, whose scope is limited to that referenced immediately above.
IN WITNESS WHEREOF, I hereunto set my hand this 20th day of January, 2004.

/s/ Kevin M. Weiss


THE STATE OF
CALIFORNIA

COUNTY OF SANTA CLARA


	BEFORE ME, the
undersigned authority in and for said County, on this day personally appeared Michael Kevin Weiss, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes therein expressed.

	   GIVEN UNDER
MY HAND AND SEAL OF OFFICE, this 20th day of January, 2004.



		/s/ Illegible
		Notary Public in and for the State of California


My Commission Expires:

March 10, 2007